                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant             [X]

Filed by party other than the Registrant     [ ]

Check the appropriate box:


[ ]      Preliminary proxy statement

[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)

[X]      Definitive proxy statement

[ ]      Definitive additional materials

[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               i-STAT Corporation
                (Name of Registrant as Specified in Its Charter)

                          Elizabeth Adolff Brower, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                            1055 Washington Boulevard
                           Stamford, Connecticut 06901
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [X]      No fee required.


         [ ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:



         (2)      Aggregate number of securities to which transactions applies:



         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         (4)      Proposed maximum aggregate value of transaction:



         (5)      Total Fee Paid:

         [ ]      Fee paid previously with preliminary materials.




          [ ]     Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:



         (2)      Form, Schedule or Registration Statement No.:



         (3)      Filing Party:



         (4)      Date Filed:

                               i-STAT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 29, 1998
                                  ------------

TO THE STOCKHOLDERS OF i-STAT CORPORATION:

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of i-STAT Corporation, a Delaware corporation (the "Company"), will be held at The Marriott Marquis Hotel, located at 1535 Broadway, New York, New York, on Friday, May 29, 1998, at 10:00 A.M., local time, for the following purposes:

                  I. To elect seven members of the Board of Directors, each to serve until the next annual meeting.

                  II. To approve the 1998 Stock Option Plan.

                  III. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants to audit the Company's 1998 financial statements.

                  IV. To transact such other business as may properly come before the meeting.

                  The Board of Directors has fixed April 9, 1998 as the record date for determining the holders of the Company's Common Stock and Series B Preferred Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock and Series B Preferred Stock of record on the transfer books of the Company at the close of business on April 9, 1998 will be entitled to notice of and to vote at the meeting.

                  We invite all stockholders to attend the meeting. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you attend the meeting, you may vote in person, even though you have sent in your proxy.







Princeton, New Jersey                                         Esteban A. Ferrer
April 22, 1998                                                Secretary
                               i-STAT CORPORATION
                              303 COLLEGE ROAD EAST
                           PRINCETON, NEW JERSEY 08540


                                 PROXY STATEMENT


                  The accompanying proxy is solicited by the Board of Directors of i-STAT Corporation (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Friday, May 29, 1998. Copies of this proxy statement and the accompanying proxy are being mailed on or about April 22, 1998, to the holders of record of the Company's Common Stock, par value $.15 per share ("Common Stock"), and Series B Preferred Stock, par value $.10 per share ("Series B Stock"), as of April 9, 1998. The proxy may be revoked by a stockholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company or by voting in person at the meeting. The expense of this solicitation will be paid by the Company. Some of the directors, officers and regular employees of the Company may, without additional remuneration, solicit proxies personally and by telephone or mail. The Company has retained Morrow & Co., Inc. to assist in the solicitation at a cost of $8,000 to the Company, excluding the expenses and disbursements of that firm.

                  The persons named in the accompanying proxy will vote as set forth under "Election of Directors" with respect to the election of directors. With respect to the other subjects referred to in this proxy statement, the persons named in the accompanying proxy will vote as stated in the proxy. If no specification as to the election of directors or the other subjects is made, shares represented by duly executed and unrevoked proxies in the enclosed form will be voted for the election as directors of the nominees listed herein, and, with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies.

                  Holders of Common Stock and Series B Stock of record at the close of business on April 9, 1998 will be entitled to one vote per share held of record on all business of the meeting. On April 9, 1998, there were 13,223,685 shares of Common Stock and 2,138,702 shares of Series B Stock outstanding. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Series B Stock outstanding on the record date will constitute a quorum to conduct business at the meeting. Proxies submitted which are marked "abstain" or "withhold authority" will be deemed present at the meeting for purposes of determining the presence of a quorum to conduct business at the meeting.

                  If a quorum is present, the election of directors will be decided by a plurality of the shares of Common Stock and Series B Stock represented in person or by proxy at the meeting and entitled to vote thereon. Under Delaware law, the Company's Certificate of Incorporation and By-laws, shares represented by proxies as to which a stockholder abstains or withholds authority from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote (referred to herein as non-votes by brokers) with respect to any or all nominee(s) for director will not be deemed present for purposes of voting on the election of any or all such nominee(s) for director and therefore will have no impact on the vote on any or all such nominee(s).

                  The approval of all other matters scheduled to be brought before the meeting will require the affirmative vote of a majority of the shares of Common Stock and Series B Stock represented in person or by proxy at the meeting and entitled to vote thereon. Under Delaware law, the Company's Certificate of Incorporation and By-laws, shares represented by proxies which are marked "for", "against" or "abstain" with respect to these other matters will be counted for purposes of determining the vote required for approval of these other matters, and the total number of votes cast "for" each of these other matters will determine whether sufficient affirmative votes have been cast. An abstention from voting on these other matters will have the same legal effect as a vote against the matter. Shares represented by proxies which are marked "withhold authority" (including non-votes by brokers) will not be counted for purposes of determining whether these other matters have been approved and therefore will have no impact on the vote on any such matter.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

                  Seven directors are to be elected at the 1998 Annual Meeting of Stockholders to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualify. The persons named in the accompanying proxy intend to vote for the election of the nominees identified below unless authority to vote for one or more of such nominees is specifically withheld in the proxy.

                  The Board of Directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

                  The nominees for election to the Company's Board of Directors are:

                  MR. WILLIAM P. MOFFITT. Mr. Moffitt, 51, is the President and Chief Executive Officer of the Company. He has held various offices since he joined the Company as Executive Vice President in July 1989. He has served as Chief Executive Officer of the Company since February 1993, as President since November 1991 and as a director since May 1990. From 1985 to 1989, Mr. Moffitt was President of the Physician Diagnostics Division of Baxter Healthcare Corp., a diversified health care company. Mr. Moffitt holds a B.S. from Duke University.

                  DR. IMANTS R. LAUKS. Dr. Lauks, 45, is the Executive Vice President and Chief Technology Officer of the Company. He is a founder of the Company and has served as the Company's Executive Vice President since 1995, as its Vice President of Research and Development from 1983 to 1995, and as its Chief Technology Officer since 1991. Dr. Lauks has served as a director since the Company's incorporation in 1983. Until he founded the Company in 1983, Dr. Lauks was a tenured Associate Professor at the University of Pennsylvania in the Moore School of Engineering. He is an Associate of the Royal College of Science in London, England. He holds both a Ph.D. in Electrical Engineering and a B.S. in Chemistry from Imperial College of London University.

                  J. ROBERT BUCHANAN, M.D. Dr. Buchanan, 70, has served as a director of the Company since February 1995. From June 1994 to November 1996, he was Chairman and Chief Executive of World Care, a corporation established by Massachusetts General Hospital that specializes in the transmission of clinical images between healthcare facilities. He was General Director of Massachusetts General Hospital from June 1982 through June 1994. Prior to his employment at Massachusetts General, Dr. Buchanan was President of Michael Reese Hospital & Medical Center and held various academic appointments including Dean of Cornell University Medical College. He currently is a director of The Charles River Laboratory, Inc., Matritech, Inc., and Premier Practice Management, Inc. Dr. Buchanan chairs the China Medical Board of N.Y. He also serves on the Board of Trustees of the Aga Khan University, Karachi, Pakistan, and the Zimmerman Fund of New York. He is a past Chairman of the Illinois Hospital Association, the Massachusetts Hospital Association and the Association of American Medical Colleges. Dr. Buchanan is a member of the Institute of Medicine of the National Academy of Medicine. Dr. Buchanan holds his A.B. from Amherst College and his M.D. from Cornell University Medical School.

                  MR. CURTIS J. CRAWFORD. Mr. Crawford, 50, has served as Chairman of the Company's Board of Directors since July 1996. He has served as a director of the Company since February 1995. On February 23,

1998, Mr. Crawford became President and Chief Executive Officer of Zilog Corporation. From October 1997 to January 1998, Mr. Crawford was Group President of the Microelectronics Group of, and President of the Intellectual Property Division of, Lucent Technologies, Inc. On February 1, 1996, Mr. Crawford became President of Microelectronics, a business unit of Lucent Technologies, Inc. Since July 1993, he had been President of AT&T Microelectronics, a business unit of AT&T Corporation. From August 1991 to June 1993, he was Vice President and Co-Chief Executive Officer of AT&T Microelectronics. He also was Vice President of Sales, Service and Support at AT&T Computer Systems from December 1988 to July 1991. Mr. Crawford also serves as a director of DuPont Corp., Lyondell Petrochemical Company and ITT Industries, Inc. He holds an M.A. from Governors State University and an M.B.A. from DePaul University.

                  MR. JAMES A. CYRIER. Mr. Cyrier, 49, has served as a director of the Company since July 1995. He is MPG Worldwide Sales and Marketing Manager of Hewlett-Packard Company ("HP") where he has held various positions of increasing responsibility since 1973. Mr. Cyrier holds a B.S. in Mathematics from Eastern New Mexico University and has completed the Management Development Program in Business at Harvard University Graduate School of Business.

                  MR. RICHARD HODGSON. Mr. Hodgson, 81, has served as a director of the Company since March 1989. Since 1980, he has been a Director of McCowan Associates, an investment management company. He was a Corporate Senior Vice President of ITT Corporation from 1968 to 1980. From 1955 through 1968, he held executive posts of increasing responsibility at Fairchild Camera and Instrument Corporation, including President and Chief Executive Officer. Mr. Hodgson also participated in the founding of Intel Corporation, where he currently is a director emeritus. He also is a director of IBIS Technology Corp., Accent Color Sciences LLC and several privately held high-technology companies. Mr. Hodgson holds an M.B.A. from Harvard University and a B.S. in Electrical Engineering from Stanford University.

                  MR. LIONEL N. STERLING. Mr. Sterling, 60, has served as a director of the Company since May 1990. From July 1988 to 1992, he was Managing Partner of Whitehead/Sterling, an investment management firm, and since January 1987 he has been President of Equity Resources, Inc., a private investment company. From November 1982 through April 1986, Mr. Sterling served as Chairman of Rayovac Corporation, a manufacturer and distributor of batteries and lighting devices. During this time he also was President of Goergen & Sterling, a private investment company. From 1974 to 1981, Mr. Sterling held various positions with American Can Company, including Senior Vice President, Chief Financial Officer and Sector Executive. He currently is a director of Specialty Chemical Resources, Inc. and several privately-held companies. Mr. Sterling holds his B.S. in Economics from Brooklyn College and an M.B.A. in Finance from New York University.

                  Mr. Cyrier was nominated for election pursuant to the terms of the Series B Preferred Stock Purchase Agreement between the Company and HP, dated June 23, 1995. The nomination right is described under "Certain Transactions".

                  All directors hold office until the next annual meeting of the Company's stockholders and until the election and qualification of their successors, or their earlier resignation or removal. Each director who is not also an employee of the Company (an "Outside Director") receives $10,000 per year for serving on the Board of Directors, except for Mr. Cyrier, who is not compensated for his services as an Outside Director pursuant to HP policy. In recognition of the increased services and time commitment required of a director who also serves as Chairman of the Board of Directors, the Chairman of the Board of Directors receives an additional $10,000 annually in consideration for serving as Chairman. In addition, each Outside Director receives $800 for each Board meeting attended and committee members receive $600, and committee chairpersons receive $800, for each committee meeting attended.

                  Currently, Outside Directors (except Mr. Cyrier) are granted options to purchase Common Stock under the Company's 1985 Stock Option Plan (the "1985 Plan"). On the date an Outside Director is first elected to the Board of Directors, such Outside Director is automatically granted non-statutory options to purchase up to 10,000 shares of Common Stock. On the date of each annual meeting of the Company's stockholders at which an Outside Director is re-elected, such Outside Director, other than the Chairman, is automatically granted non-statutory options to purchase up to 4,000 shares of Common Stock. Upon the Chairman of the Board's first election to such office the Chairman is automatically granted, in addition to the automatic grant of options the Chairman received upon his first election as an Outside Director, options under the 1985 Plan to purchase up to 5,000 shares of Common Stock. In addition, on each date the Chairman is re-elected by the Company's stockholders as an Outside Director and by the Board of Directors as Chairman, such person is automatically granted options to purchase up to 6,000 shares of Common Stock. Each option granted to an Outside Director is exercisable at a price equal to the fair market value of the Common Stock on the date of grant (as determined in accordance with the 1985 Plan) and becomes exercisable over a three-year period (50% after the first anniversary of the date of grant and an additional 25% after each of the second and third anniversaries of the date of grant). The Board is seeking stockholder approval of the 1998 Stock Option Plan (the "1998 Plan") which will contain substantially similar provisions as the 1985 Plan but will increase the number of shares of Common Stock available for issuance upon exercise of options automatically granted to Outside Directors, as described in Proposal II.

                  Directors who are employees also may receive options in their capacity as Company employees, as described elsewhere in this proxy statement.

                  The following table sets forth the number of shares of Common Stock subject to options granted under the 1985 Plan to each of the Company's current Outside Directors (except Mr. Cyrier) during the year ended December 31, 1997, and the exercise price per share for such options. None of these options has been exercised.



                                                                                   SHARES      EXERCISE
                                                                                   SUBJECT       PRICE
                                                                                     TO           PER
NAME                                                                                OPTION       SHARE

J. Robert Buchanan...........................................................         4,000      $16.25

Curtis J. Crawford...........................................................        10,000      $16.25
 (Chairman of the Board)
Richard Hodgson..............................................................         4,000      $16.25

Matthias Plum, Jr.(1)........................................................         4,000      $16.25

Lionel N. Sterling...........................................................         4,000      $16.25


                  The Board of Directors held seven regular meetings and five special meetings during 1997. Each of the incumbent directors, except Mr. Cyrier, attended at least 75% of the aggregate of all meetings of the Board and committees of which he was a member held during the period he served thereon. Under the Company's agreements with HP, Mr. Cyrier may be excused from meetings of the Board and Board committees in which matters may be discussed pertaining to the Company's relationship with HP. In 1997, Mr. Cyrier attended approximately 75% of all meetings of the Board and Board committees of which he is a member with respect to which those provisions permitted his participation.

                  The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Nominating Committee, the Strategic Planning Committee and the Executive Committee.

                  The Audit Committee, which met on five occasions during 1997, has responsibility for reviewing the Company's annual and quarterly financial results and financial position and the scope and results of independent accountant reviews and audits of the Company's financial statements; evaluating the Company's system of internal accounting controls; recommending to the Board the appointment of the independent accountants; and reviewing the Company's financial reporting activities and the accounting standards and principles followed in preparing the Company's financial statements. The members of the Audit Committee, of which Mr. Sterling is the Chairman, are Messrs. Cyrier, Hodgson and Sterling. Mr. Mason serves as an ex officio member of the Audit Committee by virtue of his position as the Company's Chief Financial Officer.

--------

(1)      Mr. Plum is not standing for re-election to the Board of Directors.

                  The Compensation Committee, which met on ten occasions during 1997, has responsibility for recommending to the Board of Directors (i) salaries, bonuses and other forms of compensation for executive officers; (ii) Company performance objectives applicable to long-term and annual incentive compensation programs; and (iii) compensation for Outside Directors, administering the 1985 Plan, and reviewing employee compensation policies generally. The members of the Compensation Committee, of which Mr. Plum is the Chairman, are Dr. Buchanan and Messrs. Crawford and Plum.

                  The Nominating Committee, which met on one occasion in 1997, has responsibility for reviewing and making recommendations to the Chairman of the Board regarding Board composition and structure and the nature and duties of Board committees; establishing criteria for membership on the Board and its committees; recommending to the Board qualified persons to be nominated for election or re-election as directors and officers of the Board, and for election as committee members and committee chairpersons; reviewing the Chief Executive Officer's nomination of corporate officers and making recommendations to the Board with respect to such persons; receiving and making recommendations to the Board with respect to the executive management needs of the Company; and considering suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in Section 12 of
Article II of the Company's By-laws, a copy of which may be obtained upon request of the Company at the address listed herein. The members of the Nominating Committee, of which Dr. Buchanan is the Chairman, are Dr. Buchanan, Mr. Crawford and Dr. Lauks. Mr. Moffitt serves as an ex officio member of the Nominating Committee by virtue of his position as the Company's Chief Executive Officer.

                  The Strategic Planning Committee, which met on eight occasions during 1997, has responsibility for examining and reporting from time to time to the Board on long-term strategic opportunities for the Company. The members of the Strategic Planning Committee, of which Mr. Crawford is the Chairman, are Messrs. Crawford, Hodgson, Lauks and Sterling. Mr. Moffitt serves as an ex officio member of the Strategic Planning Committee by virtue of his position as the Company's Chief Executive Officer.

                  The Executive Committee, which did not meet during 1997, has responsibility for ensuring the ability of the Board to deliberate on all matters except certain major corporate events during intervals between meetings of the Board. The members of the Executive Committee, of which Mr. Crawford is the Chairman, are Dr. Buchanan and Messrs. Crawford and Moffitt.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities ("10% Stockholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports furnished to the Company, or written representations from reporting persons, the Company believes that during 1997 all filing requirements applicable to its executive officers, directors and 10% Stockholders were met except that Dr. Imants Lauks inadvertently failed to file a Form 4 disclosing his exercise of options to purchase Common Stock in November 1997. Such transaction was subsequently reported on a Form 5 filed with the SEC.

                                   PROPOSAL II
                       APPROVAL OF 1998 STOCK OPTION PLAN


                  Since 1986, the Board of Directors of the Company has relied upon stock options to attract and retain outstanding individuals to serve as the Company's directors, executive officers and employees and to align their interests with the interests of the Company's stockholders. The primary vehicle for this form of compensation has been the Company's 1985 Stock Option Plan (the "1985 Plan"). As of April 9, 1998, there remained available for issuance pursuant to options granted under the 1985 Plan only 212,020 shares of Common Stock. This amount is insufficient to serve the aforementioned objectives of the Board of Directors. As a consequence, on April 1, 1998, the Board adopted the 1998 Stock Option Plan (the "1998 Plan") and reserved for issuance pursuant to options granted thereunder up to 2,300,000 shares of Common Stock. Approval of the 1998 Plan by the Company's stockholders would render available to the Company certain federal income tax consequences and also permit the granting of incentive stock options, in each case as more fully described below. (See also "Relationship to 1985 Plan" below.)

                  As has been the case with the 1985 Plan, the 1998 Plan provides eligible participants with added incentives to continue in the long-term service of the Company. It creates in the participants a more direct interest in the future success of the operations of the Company by relating incentive compensation to the Company's long-term performance and stockholder value, as reflected in the value of the Company's Common Stock. The 1998 Plan also is designed to retain and motivate participating directors, officers and employees by providing an opportunity for investment in the Company. Substantially all of the Company's directors, officers and employees are eligible for consideration by the Board of Directors for option grants under the 1998 Plan. As of April 9, 1998, in addition to the Company's six executive officers, the Company had 518 full-time employees and six Outside Directors (one of whom, Mr. Plum, will retire after the 1998 Annual Meeting of Stockholders).

                  Stockholders are requested in this Proposal II to approve the 1998 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1998 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If the stockholders do not approve the 1998 Plan, the Board of Directors will reconsider the 1998 Plan.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                      VOTE "FOR" THE 1998 STOCK OPTION PLAN

                  The principal features of the 1998 Plan are described in summary form below. A copy of the 1998 Plan is on file with the SEC.

ADMINISTRATION

                  The 1998 Plan will be administered by the Board of Directors of the Company. Subject to the express provisions of the 1998 Plan, the Board of Directors and the Compensation Committee will have the authority to administer and interpret the 1998 Plan, including the authority to determine when and to whom options will be granted, to set the specific terms of individual options, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the 1998 Plan.

                  The Board of Directors has reserved 2,300,000 shares of Common Stock for issuance under the 1998 Plan. If options granted under the 1998 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not purchased pursuant to such options again become available for issuance under the 1998 Plan. Both incentive stock options and non-statutory stock options may be granted. Incentive stock options are intended to be treated as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

AMENDMENT, MODIFICATION AND TERMINATION OF THE 1998 PLAN

                  The Board of Directors may at any time and from time to time amend, modify or terminate the 1998 Plan. No amendment, modification or termination may become effective without approval by the stockholders, if stockholder approval is required by statutes or regulations, or if the Board of Directors determines that stockholder approval is otherwise necessary or desirable. No amendment, modification or termination of the 1998 Plan will in any manner adversely affect any outstanding option without the consent of the participant holding the option. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the 1998 Plan. Unless earlier terminated by the Board of Directors, the 1998 Plan will terminate on the earlier of March 31, 2008 or the date on which all shares available for issuance under the 1998 Plan shall have been issued pursuant to the exercise or cancellation of options granted under the 1998 Plan.

ELIGIBILITY

                  Eligible participants in the 1998 Plan include persons who are, at the time of grant, officers, employees or directors of, or consultants or advisors to, the Company or any subsidiary of the Company. No individual may be granted an incentive stock option unless such individual is an employee of the Company or any subsidiary of the Company. No individual may be granted, in any twelve-month period, options under the 1998 Plan which are exercisable with respect to more than 200,000 shares of Common Stock.

                  No incentive stock option may be granted under the 1998 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the Common Stock on the date such option is authorized to be granted, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1998 Plan, the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company and its affiliates) may not exceed $100,000.

KEY ELEMENTS OF THE 1998 PLAN

                  The purchase price per share of stock deliverable upon the exercise of an option under the 1998 Plan will be not less than the fair market value of the Common Stock as determined by the Board of Directors on the date such option is authorized to be granted (the "Value Date"). The term "fair market value" is defined in the 1998 Plan as (i) the closing price of the Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or, if the Common Stock is listed on a stock exchange, the principal stock exchange on which the Common Stock is listed, on the last trading day prior to the Value Date for which a closing price is available or (ii) if the Board of Directors determines, in the exercise of its business judgment, that such closing price does not properly reflect the fair market value of the Common Stock on the Value Date, then such other price as may then be determined in good faith by the Board of Directors. If the Common Stock is not reported on Nasdaq or listed on any stock exchange, then the fair market value shall be determined in good faith by the Board of Directors. As of April 9, 1998, the closing price of the Common Stock was $13.906.

                  Options under the 1998 Plan will be granted without consideration and, except as otherwise approved by the Board of Directors with respect to non-statutory stock options, are nontransferable except by will or the laws of descent and distribution. The maximum term of options granted under the 1998 Plan is ten years, except that in certain cases with respect to incentive stock options the maximum term is five years. Options under the 1998 Plan generally terminate three months after termination of the optionee's employment by, or relationship as a consultant or director of, the Company or any affiliate of the Company, unless (a) such termination is due to such person's disability, in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised within one year of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms provides for exercise within a longer period of time following termination of employment or of the consulting or director relationship. Subject to the preceding sentence, and except as provided under the Code with respect to incentive stock options, if at any time during the last six months of the term of any option granted under the 1998 Plan, the optionee is precluded from selling shares of Common Stock underlying such option solely because of the application to such optionee of the Company's "Policy Regarding Confidential Information" (or similar successor policy), the term of such option is extended by six months beginning with the first day such optionee is no longer so precluded.

                  All stock options immediately become exercisable in full (i) upon any merger or consolidation of the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than 50% of the combined voting power of the resulting outstanding voting securities in substantially the same proportion as their pre-merger or pre-consolidation ownership; (ii) upon any transfer of all or substantially all of the business and/or assets of the Company; or (iii) at such time as any person who is not, on April 21, 1995, a controlling person (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company ("Controlling Person") becomes either (x) the beneficial owner of over 50% of the Company's outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a Controlling Person.

                  Under the 1998 Plan, each Outside Director is automatically granted (i) on the date the Outside Director is first elected to the Board, non-statutory options to purchase up to 20,000 shares of Common Stock and (ii) on the date of each annual meeting of the Company's stockholders at which the Outside Director is re-elected to the Board, non-statutory options to purchase up to 5,000 shares of Common Stock. An Outside Director serving as Chairman of the Board (the "Chairman"), also is granted (x) on the date he is first elected by the Board of Directors to serve as Chairman, in addition to the options such person receives when he is first elected as an Outside Director, non-statutory options to purchase up to 5,000 shares of Common Stock and (y) on each date following such Chairman's re-election as an Outside Director by the Company's stockholders and as Chairman by the Board of Directors, non-statutory options to purchase up to 7,000 shares of Common Stock. Options granted to Outside Directors are exercisable over a three-year period (50% after the first anniversary of the date of grant and an additional 25% after each of the second and third anniversaries of the date of grant).

FEDERAL INCOME TAX CONSEQUENCES

                  There are no federal income tax consequences to an optionee by reason of the grant of an incentive stock option under the 1998 Plan. No income or gain must be recognized upon the exercise of an incentive stock option unless the option holder (i) is subject to the alternative minimum tax, (ii) is utilizing the net issuance method of exercising his incentive stock options or
(iii) has ceased to be an employee for more than three (3) months before the date of exercise. However, income or gain must be recognized upon the disposition of shares obtained upon exercise of an incentive stock option. If the shares are held for at least two years from the date of grant of the option and one year from the date of issuance, any gain recognized on disposition of the shares would generally be treated as a long-term capital gain for federal income tax purposes. However, if the shares are disposed of within the periods described in the preceding sentence (a "disqualifying disposition"), in general, the option holder would recognize ordinary income upon such disposition equal to the excess, if any, of (i) the lesser of (A) the fair market value of the shares on the date of exercise and (B) the amount received by the option holder from such disposition, over (ii) the exercise price. Currently, the federal maximum tax rate imposed on net capital gain with respect to individuals is 28 percent (20 percent for most capital assets held for over 18 months), while the federal maximum ordinary income tax rate with respect to individuals is 39.6 percent. Net capital gain means the excess of net long-term capital gain over net short-term capital loss, if any. The Company will generally not be entitled to take an income tax deduction upon the grant or exercise of an incentive stock option, but will be entitled to a business deduction with respect to any income recognized by an option holder upon a disqualifying disposition (provided the Company satisfies certain reporting requirements).

                  There are no federal income tax consequences to an optionee by reason of the grant of a non-statutory stock option under the 1998 Plan. Taxable ordinary income will normally be recognized by an optionee upon the exercise of a non-statutory stock option in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company will be entitled to a business deduction in the amount of the ordinary income recognized by the optionee, provided the Company satisfies certain reporting requirements. Upon disposition of such shares the optionee will generally recognize a capital gain or loss in an amount equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the option. The Company will not realize any tax consequences as a result of the disposition of shares acquired upon exercise of a non-statutory stock option.

                  If an option holder utilizes the net issuance method to exercise either an incentive stock option or a non-statutory stock option, in addition to any federal income tax consequences described above, such holder would recognize ordinary income equal to the consideration received or deemed received by the holder with respect to the stock options surrendered to the Company in order to pay for such exercise. If an option holder pays the exercise price in Common Stock, special rules would apply which could affect such holder's basis in, and holding period of, the shares acquired upon exercise, and, consequently, the amount and character of the gain or loss recognized by the option holder upon subsequent disposition of such shares.

                  Under Section 162(m) of the Code and regulations thereunder, no federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. Section 162(m) excludes "performance based" compensation from its deductibility limits. Compensation realized upon the exercise of stock options is considered "performance based" if, among other requirements, the plan pursuant to which the options are granted has a limit on the total number of shares that may be covered by options issuable to any plan participant in any given period and if the option exercise price is at least equal to the fair market value of the Common Stock on the date of grant. Under the Code, "performance based" compensation must be granted under a plan that has been approved by the stockholders. Approval of the 1998 Plan by the Company's stockholders will satisfy this requirement.

RELATIONSHIP TO 1985 PLAN

                  The 1998 Plan is substantially identical to the 1985 Plan except that it provides for the grant of incentive stock options, for additional compensation to the Company's Outside Directors, and for greater flexibility in administering and amending its terms than was previously allowed under the Federal securities laws. It also adopts the limitations described previously with respect to the numbers of shares issuable under options granted to any one individual and the minimum exercise price of options, in order to preserve for the Company the benefits of the tax deductions afforded by Section 162(m). When the 1985 Plan was first adopted, it provided for the grant of incentive stock options. However, under the terms of the 1985 Plan, the ability to grant such options expired in 1995. More importantly, as of April 9, 1998, there remained available for issuance pursuant to options granted under the 1985 Plan only 212,020 shares of Common Stock. This number can only be increased if options are canceled or expire unexercised, events which are largely beyond the control of the Company. Accordingly, adoption of the Company's 1998 Plan will permit the Company to continue to use stock options to attract, retain and incentivize valued employees, directors and consultants.

NEW PLAN BENEFITS

                  The Company has not included a New Plan Benefits Table typically required when action is taken with respect to a compensation plan because (1) approval of the 1998 Plan will not automatically result in new benefits accruing to the named executive officers (such grants being at the discretion of the Board of Directors) and (2) the number of shares of Common Stock underlying options that would be granted to the named executive officers and other Company employees from the shares authorized for issuance under the 1998 Plan, if Proposal II is approved, is indeterminable at this time.

                  Under the 1998 Plan, Outside Directors will automatically be granted non-statutory options to purchase up to 5,000 shares of Common Stock on the date of each annual meeting of stockholders at which such Outside Directors are re-elected to the Board of Directors, beginning with the 1998 Annual Meeting of Stockholders, and the Chairman will automatically be granted non-statutory options to purchase up to 7,000 shares of Common Stock on the date of each annual meeting of stockholders at which he is re-elected to the Board of Directors as an Outside Director and re-elected as Chairman by the Board of Directors, beginning with the 1998 Annual Meeting of Stockholders.

                  In 1997, the Board of Directors adopted an annual incentive program ("AIP") pursuant to which stock option grants and cash bonuses for the Company's employees, including executive officers, are awarded based on certain quantitative and qualitative performance criteria, which criteria are fixed by the Board of Directors at the beginning of each fiscal year. If such quantitative and qualitative performance criteria are met, the executive officers as a group will receive, in January 1999, stock options under the 1998 Plan to purchase in the aggregate up to 85,500 shares of Common Stock. The Board of Directors also adopted in 1997 a long-term incentive program ("LTIP") pursuant to which stock options may be awarded to the Company's employees on an annual basis, in such amounts as determined by the Board of Directors, in order to tie a significant portion of the employees' long-term compensation to the continued growth of the Company and appreciation in the Company's Common Stock. If the Board in 1999 grants the same number of stock options under the LTIP to the executive officers as it has in the past, the executive officers as a group will receive in January 1999, stock options under the 1998 Plan to purchase in the aggregate up to 72,500 shares of Common Stock. The Board of Directors may, in its sole discretion, amend or terminate the AIP or LTIP at any time and may increase the number of shares available for issuance under those programs.

                  The following table sets forth the number of options awarded under the 1985 Plan to the Company's current executive officers (individually and as a group), Outside Directors (as a group) and employees (as a group, but excluding executive officers) in fiscal year 1997.


                               1997 OPTION GRANTS


                                                                                         SHARES SUBJECT
INDIVIDUAL OR GROUP                                                                         TO OPTION
William P. Moffitt................................................................           46,420
         President and Chief Executive Officer
Imants R. Lauks...................................................................           36,720
         Vice President of Research and Development and Chief Technology Officer
Roger J. Mason....................................................................           21,440
         Vice President of Finance, Chief Financial Officer
          and Treasurer
Michael Zelin.....................................................................           20,920
         Vice President, Systems Engineering
Patricia Hennessey. ..............................................................           11,930
         Vice President of Sales and Marketing
Noah J. Kroloff...................................................................           11,930
         Vice President of Business Development and Strategy
All executive officers as a group (6 persons).....................................           149,360

All Outside Directors as a group (7 persons)......................................           26,000

All employees as a group (excluding executive
         officers)................................................................           302,824

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

              Subject to stockholder ratification, the Board of Directors has appointed the firm of Coopers & Lybrand L.L.P. as independent accountants to audit the Company's financial statements for 1998. If the stockholders do not ratify this appointment, the appointment will be reconsidered by the Board of Directors.

              Coopers & Lybrand L.L.P. has audited the Company's financial statements since the inception of the Company. Services provided by Coopers & Lybrand L.L.P. for the year ended December 31, 1997 included: audit of the Company's financial statements, review of the Company's filings with the Securities and Exchange Commission, and consultations on matters related to accounting, taxation and financial reporting. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the 1998 Annual Meeting of Stockholders, at which they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                          VOTE "FOR" SUCH RATIFICATION



                                 OTHER BUSINESS

              The Board of Directors does not intend to present to the meeting any business other than the matters described in this proxy statement. If any other matter is presented to the meeting which under applicable proxy regulations need not be included in this proxy statement or of which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will vote proxies with respect to such matter in accordance with their best judgment.

                          COMPENSATION COMMITTEE REPORT



Dear Stockholders:

              Responsibility for determining compensation of the Company's executive officers for services rendered during 1997 rested with the Company's Board of Directors, which in making its decisions relied in part upon the recommendations of the Compensation Committee. In determining the compensation of the Company's executive officers, the Board of Directors has adopted a compensation strategy which seeks to attract and retain executives of high caliber who are capable of leading the Company in a complex, competitive and changing industry, by rewarding superior performance and emphasizing equity participation in order to align the interests of Company management with those of its stockholders. The principal components of the Company's executive officers' compensation are salary, annual incentive bonuses (cash and stock options) and a long-term incentive component (stock options). Salaries of the Company's executive officers are set at levels intended to be competitive with salaries for executives with comparable responsibilities at comparable companies, and stock option grants and cash bonuses are employed to enhance the competitiveness of compensation packages, to reward outstanding performance and to provide incentive for reaching further performance goals. The Compensation Committee employs compensation consultants in order to assist it in designing the components of the Company's executive officer compensation packages and in determining the competitiveness of such packages.

              In 1997, the Board of Directors adopted an annual incentive program ("AIP") pursuant to which stock option grants and cash bonuses for all of the Company's employees, including executive officers, are awarded based on certain quantitative and qualitative criteria, some of which relate to Company performance and others of which relate to the performance of the individual employee. The Company performance criteria are selected at the beginning of each fiscal year of the Company by the Board of Directors, based on recommendations made by the Compensation Committee. Awards under the AIP to the Company's Chief Executive Officer and Chief Technology Officer are based solely on the Company performance criteria. Individual performance criteria are set by the Company's management, who also evaluate performance against such criteria. In the case of executive officers subject to such individual performance criteria, both the criteria themselves and the performance of such officers against the applicable criteria are reviewed with the Compensation Committee and the Board. The Company performance criteria under the AIP in respect of 1997 included quantitative criteria such as improvements in revenues and gross margin, reduction in operating loss and improvements in expense and cash management, and qualitative criteria such as success in raising the working capital necessary to implement the Company's strategic objectives. In 1997, the Board of Directors also adopted a long-term incentive program ("LTIP") pursuant to which stock option grants are awarded to all of the Company's employees, including executive officers, in order to tie a significant portion of the employees' long-term compensation to the continued growth of the Company and appreciation in the Company's Common Stock.

              With respect to the compensation of Mr. Moffitt, the Company's President and Chief Executive Officer, his 1997 base salary was $335,000, which reflects an increase of $10,000 from his salary for 1996. In setting his 1997 salary, the Compensation Committee considered Mr. Moffitt's contributions to the Company's progress during 1996 and the many increasing strategic and operational demands on Mr. Moffitt. In addition, the Committee determined that an increase in Mr. Moffitt's salary was necessary in order to make it competitive with salaries for officers at Mr. Moffitt's level at comparable companies.

              In recognition of Mr. Moffitt's performance during 1997, he also was awarded, under the AIP, a cash bonus of $52,260 and options to purchase up to 23,920 shares of the Company's Common Stock. In arriving at the cash bonus and option awards for Mr. Moffitt, the Committee considered the Company performance criteria described above, as measured by specific targets and performance objectives, and concluded that the Company had met or exceeded a substantial portion of such targets and performance objectives. The Committee also considered the Company's progress toward its strategic objective of becoming a world leader in point-of-care blood analysis, and Mr. Moffitt's leadership role in achieving such progress. Mr. Moffitt also was awarded options to purchase up to 22,500 shares of the Company's Common Stock under the LTIP.

              Under Section 162(m) of the Code and regulations thereunder, no Federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. The limitations of Section 162(m) did not affect the Company's compensation payments in respect of 1997, nor are they expected to affect compensation expected to be paid in 1998. However, if there is a substantial increase in the market price of the Company's Common Stock, such expectations could be impacted by the exercise by certain executive officers of a substantial number of their currently outstanding stock options. Section 162(m) excludes "performance based" compensation from its deductibility limits. The compensation realized upon the exercise of stock options is considered "performance based" if, among other requirements, the plan pursuant to which the options are granted has a limit on the total number of shares that may be covered by options issuable to any plan participant in any twelve-month period. Stock options currently held by Company employees, including executive officers, were granted under the 1985 Plan which has no such limit; however at its 1998 Annual Meeting of Stockholders, the Company is seeking stockholder approval of a new stock option plan which will impose such a limit. The Compensation Committee believes that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy. This is especially true while the Company remains in the development stage and continues to generate operating losses, or has net operating loss carryforwards available to be applied against its taxable income. Accordingly, the Compensation Committee reserves the right, in appropriate circumstances, to award compensation which might ultimately prove not to be deductible. Nevertheless, the Compensation Committee intends to continue to evaluate the Company's compensation programs in light of the Section 162(m) requirements.


                           THE COMPENSATION COMMITTEE


J. Robert Buchanan         Curtis J. Crawford             Matthias Plum, Jr.
                           (Chairman,                     (Committee Chair)
                            Board of Directors)

                             EXECUTIVE COMPENSATION

                  The following tables show for the periods indicated the compensation paid to, or accrued for the benefit of, the Company's Chief Executive Officer and each other executive officer of the Company whose aggregate remuneration exceeded $100,000 for services rendered to the Company during the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                      ANNUAL COMPENSATION
                                                          -------------------------------------------------------
                                                                                                  OTHER ANNUAL
                                                           SALARY             BONUS               COMPENSATION
Name and Principal Position                  YEAR            ($)               ($)                    ($)
---------------------------                  ----         --------           -------           ------------------

William P. Moffitt, President and            1997         $335,000           $52,260(2)
Chief Executive Officer
                                             1996         $325,000           $36,563(2)              --
                                             1995         $275,000           $30,938(2)              --



Imants R. Lauks, Executive Vice              1997         $250,000           $39,000(2)
President and Chief Technology
Officer                                      1996         $235,000           $26,438(2)              --
                                             1995         $200,000           $22,500(2)              --


Roger J. Mason, Vice President of            1997         $235,000           $33,605(2)
Finance, Chief Financial Officer
and Treasurer(6)                             1996         $119,423           $10,547(2)              --
                                                                             $30,000(7)

Michael Zelin,                               1997         $178,000           $24,297(2)
Vice President of
Systems Development                          1996         $160,000           $18,000(2)              --
                                             1995         $130,000           $15,234(2)              --


Noah J. Kroloff,                             1997         $147,500           $18,255(2)
Vice President of
Business Development and                     1996         $140,000           $14,438(2)              --
Strategy                                     1995         $125,000           $14,648(2)              --


Patricia A. Hennessey,                       1997         $161,000           $19,925(2)
Vice President of
Sales and Marketing(9)                       1996         $155,000           $11,625(2)              --
                                             1995         $140,000           $13,125(2)              --
                                                                             $20,000(7)


                                                            LONG TERM
                                                           COMPENSATION
                                                             AWARDS
                                                   ------------------------------
                                                   RESTRICTED         SECURITIES          ALL OTHER
                                                   STOCK              UNDERLYING          COMPEN-
                                                   AWARDS($)(1)       OPTIONS (#)         SATION
                                                   -----------        -----------         -----------
Name and Principal Position
William P. Moffitt, President and                       --              23,920(2)         $     432(3)
Chief Executive Officer                                                22,500(13)
                                                        --              11,250(2)         $     432(3)
                                                        --              11,250(2)         $     261(3)
                                                                       45,000(12)


Imants R. Lauks, Executive Vice                                         18,720(2)         $244,150(14)
President and Chief Technology                                         18,000(13)         $     261(3)
Officer                                                 --              11,250(2)         $ 193,993(4)
                                                        --              11,250(2)         $ 163,209(5)


Roger J. Mason, Vice President of                                       11,440(2)         $     261(3)
Finance, Chief Financial Officer                                       10,000(13)
and Treasurer(6)                                        --               5,625(2)         $     131(3)
                                                                        65,000(7)

Michael Zelin,                                                          10,920(2)         $      99(3)
Vice President of                                                      10,000(13)
Systems Development                                     --               3,000(2)         $     111(8)
                                                        --               2,813(2)         $      99(3)
                                                                        6,250(12)

Noah J. Kroloff,                                                         5,930(3)         $      99(3)
Vice President of                                                       6,000(13)
Business Development and                                --               2,475(3)         $      81(3)
Strategy                                                --               2,813(3)         $      81(3)
                                                                        6,250(12)

Patricia A. Hennessey,                                                   5,930(3)         $     153(3)
Vice President of                                                       6,000(13)
Sales and Marketing(9)                                  --               1,800(2)          $ 10,982(10)
                                                        --               2,250(2)          $ 20,253(11)
                                                                        60,000(7)
                                                                        6,250(12)

------------------

(1) The Company did not award any restricted stock or stock appreciation rights to the named executive officers in 1995, 1996 or 1997 or make any long-term incentive plan payouts during that period.

(2) Represents cash or options bonus awarded in respect of the year noted but not actually received or granted until the subsequent year.

(3)   Represents amounts paid by the Company for life insurance premiums.

(4) Represents $153 paid by the Company for life insurance premiums and $193,840 paid by the Company under an expatriate program maintained by the Company for all employees located outside the U.S. during any portion of the year. The expatriate program provides assistance for, among other things, foreign taxes, housing, cost of living adjustments and periodic trips home for family members.

(5) Represents $163,056 paid under the Company's expatriate program referred to in footnote 4 above and $153 paid by the Company for life insurance premiums.

(6)   Mr. Mason commenced employment with the Company in July 1996.

(7) Represents a sign-on bonus which this executive officer was awarded upon joining the Company.

(8) Represents $12 paid by the Company as compensation for the donation of blood used by the Company in blood testing research and $99 paid by the Company for life insurance premiums.

(9)   Ms. Hennessey commenced employment with the Company in January 1995.

(10) Represents $10,829 paid as a tax gross-up in connection with payments made to Ms. Hennessey in 1995 for relocation and $153 paid by the Company for life insurance premiums.

(11) Represents $20,100 paid as a relocation allowance to which Ms. Hennessey was entitled upon joining the Company and $153 paid by the Company for life insurance premiums.

(12) Represents options awarded pursuant to the Company's Strategic Milestone Stock Award Program.

(13) Represents options awarded pursuant to the Company's Long Term Incentive Program.

(14) Represents $244,150 paid by the Company under the expatriate program referred to in footnote 4 above.

                                               OPTION GRANTS TABLE IN LAST FISCAL YEAR


                                                                                                         Potential Realizable
                                                                                                         Value at Assumed
                                                                                                         Rates of Stock Price
                                                                                                         Appreciation for
                                                          INDIVIDUAL GRANTS                              Option Term(1)
                                                          -----------------                              -------------

                                               % of Total
                                               Options
                                               Granted to         Exercise or
                            Options            Employees in       Base Price         Expiration
Name                        Granted (#)        Fiscal Year        ($/Sh)              Date          5%($)             10%($)
----                        -----------        -----------        ------              ----          -----             ------
William P. Moffitt          22,500(3)          4.71%              $12.625            4/23/07        $ 462,737.81      $  736,858.13
                            23,920(2)          5.00%              $16.750            1/23/08        $ 652,675.14      $1,039,312.04

Imants R. Lauks             18,000(3)          3.76%              $12.625            4/23/07        $ 370,190.25      $  589,486.50
                            18,720(2)          3.92%              $16.750            1/23/08        $ 510,789.24      $  813,374.64

Roger J. Mason              10,000(3)          2.09%              $12.625            4/23/07        $ 205,661.25      $  327,492.50
                            11,440(2)          2.39%              $16.750            1/23/08        $ 312,148.98      $  497,062.28

Michael Zelin               10,000(3)          2.09%                                 4/23/07        $ 205,661.25      $  327,492.50
                            10,920(2)          2.28%              $12.625            1/23/08        $ 297,960.39      $  474,468.54
                                                                  $16.750

Noah J. Kroloff              6,000(3)          1.25%              $12.625            4/23/07        $ 123,396.75      $  196,495.50
                             5,930(2)          1.24%              $16.750            1/23/08        $ 161,804.50      $  257,655.54


Patricia A. Hennessey        6,000(3)          1.25%              $12.625            4/23/07        $ 123,396.75      $  196,495.50
                             5,930(2)          1.24%              $16.750            1/23/08        $ 161,804.50      $  257,655.54

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company. If the Company's stock price were in fact to appreciate at the assumed 5% or 10% annual rate for the ten year term of these options, a $1,000 investment in the Common Stock of the Company would be worth $1,629 and $2,594, respectively, at the end of the term.
(2) Such options were awarded pursuant to the Company's Annual Incentive Program in respect of 1997 but not actually granted until January 1998. Such stock option awards are exercisable over a three year period (50% after the first anniversary of the date of grant and an additional 25% after each of the second and third anniversaries of the date of grant). The exercise prices were based on the fair market value (as determined in accordance with the 1985 Plan) of the shares of Common Stock at the time the options were granted. Payment of the exercise price may be in cash or by any other lawful means authorized by the Board of Directors. Generally, options terminate ten years after the date of grant or three months following termination of the optionee's employment, whichever occurs earlier.
(3) Represents stock options awarded pursuant to the Company's Long Term Incentive Program. Such stock option awards are exercisable in seven years from the date of grant and such exercisability may be accelerated if certain Company value performance goals are met. The exercise prices were based on the fair market value (as determined in accordance with the 1985
      Plan) of the shares of Common Stock at the time the options were granted. Payment of the exercise price may be in cash or by any other lawful means authorized by the Board of Directors. Generally, options terminate ten years after the date of grant or three months following termination of the optionee's employment, whichever occurs earlier.

                           OPTION YEAR-END VALUE TABLE
                       (1997 Fiscal Year-End Option Value)

                          Shares
                          Acquired on       Value Realized
Name                      Exercise               ($)
----                      -------------     --------------

William P. Moffitt        --                --
Imants R. Lauks           86,534            $ 1,203,075(2)
Roger J. Mason            --                --
Michael Zelin             --                --
Noah J. Kroloff           --                --
Patricia Hennessey        --                --

                                   Number of Securities                   Value of Unexercised
                                 Underlying Unexercised                  In-the-Money Options at
Name                            Options at Fiscal Year-End                Fiscal Year-End ($)(1)
----                      --------------------------------------     ----------------------------------
                          EXERCISABLE            UNEXERCISABLE(3)  EXERCISABLE          UNEXERCISABLE(3)
William P. Moffitt        220,683                88,778            $1,117,671             $107,578
Imants R. Lauks           284,599                56,578            $1,771,836             $ 93,234
Roger J. Mason             13,000                79,065            $        0             $ 49,805
Michael Zelin              41,442                39,597            $   91,600             $ 41,438
Noah J. Kroloff            42,323                43,532            $   52,290             $ 61,890
Patricia Hennessey         28,251                53,979            $        0             $ 24,863

(1) The dollar values have been calculated by determining the difference between the closing price of the securities underlying the options at fiscal year end and the exercise price of the options. The closing price of the Company's Common Stock on December 31, 1997 was $15.8125.

(2) This dollar value has been calculated by determining the difference between the closing price of the securities underlying the options on each date of exercise of such options and the exercise price of the options.

(3) Includes options granted in January 1998 with respect to performance in 1997.

            The Company does not have a defined benefit or actuarial pension plan. During 1997, the Company did not have a "long-term incentive plan", and the Company did not make any "long-term incentive awards", as such terms are defined in Item 402 of Regulation S-K. During 1997, none of the named executive officers, except for Dr. Lauks, exercised any stock options and the Company did not reprice any stock options held by anyone.

PERFORMANCE GRAPH

            The following is a line graph comparison of the Company's yearly percentage change in cumulative total stockholder return for the fiscal year ended December 31, 1997, assuming an investment of $100 on January 1, 1993 and dividend reinvestment, with that of the NASDAQ Index and the Company's Index of Comparable Companies, for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended.

                   i-STAT CORPORATION STOCK PRICE PERFORMANCE

                              PERFORMANCE GRAPH
          COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY, INDUSTRY
                            INDEX AND BROAD MARKET

                             FISCAL YEAR ENDING
COMPANY           1992       1993       1994      1995      1996     1997

i-STAT             100        91.38      131.03    224.14    163.79   109.05
INDUSTRY INDEX     100        86.73       96.04    168.84    178.22   221.46
BROAD MARKET       100       119.95      125.94    163.35    202.99   248.30

------------------
* See Appendix A for the identity of the issuers in the peer group used by the Company for this comparison. These issuers are the companies appearing under the Standard Industrial Classification Code 3845 for electromedical and electrotherapeutic apparatus.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

                  In January 1998, the Company entered into a five-year employment agreement with Mr. Moffitt pursuant to which the Company is obligated to pay Mr. Moffitt an annual salary of $335,000 or such greater amount as the Company's Board of Directors may approve from time to time ("Base Salary"). If the Company's AIP remains in place, the Company is also required to pay Mr. Moffitt an annual bonus for each fiscal year, consisting of between 7.5% to 25% of the Base Salary in cash, and stock options to purchase between 11,500 and 34,500 shares of Common Stock, assuming that the performance criteria set by the Board under the AIP with respect to such year are met or exceeded. Upon termination of Mr. Moffitt's employment in certain circumstances, including Mr. Moffitt's resignation following a Change in Control (as defined in the agreement), the Company also is obligated to pay Mr. Moffitt a lump sum payment of up to twice his Base Salary plus a cash bonus equal to 15% of his Base Salary, and in such circumstances, the Company also is obligated to continue certain of Mr. Moffitt's employment benefits for a period of time after termination of his employment. The agreement also provides for reimbursement of Mr. Moffitt for any excise tax imposed by Section 4999 of the Code on any portion of his compensation or benefits payable in connection with a Change in Control and any such excise tax and any other taxes imposed by the Code or under state law on the reimbursement for any such excise taxes. Pursuant to the agreement, Mr. Moffitt was awarded an option under the 1985 Plan to purchase up to 200,000 shares of Common Stock. Such option is not exercisable prior to January 2003, at which time it becomes fully exercisable, except that, in certain circumstances involving the cessation of Mr. Moffitt's employment with the Company, in addition to the early exercisability provisions in the 1985 Plan, such option may be exercised with respect to the greater of (i) 100,000 shares of Common Stock or (ii) that number of shares of Common Stock which bears the same proportion to 200,000 shares of Common Stock as the number of days elapsed since the date of the agreement bears to the term of the agreement.

                  In July 1996, Mr. Mason entered into an agreement with the Company pursuant to which, upon Mr. Mason's termination by the Company for any reason other than due cause (as defined in the agreement), the Company is obligated to pay Mr. Mason's salary and continue to make health and dental benefits contributions for a term of up to nine months if Mr. Mason has not found employment or commenced self-employment prior to then. Any such continuing salary payments shall be reduced to the extent Mr. Mason receives, during the nine-month period, any payments under the Company's disability insurance coverage.

                  In April 1994, Mr. Kroloff entered into an agreement with the Company pursuant to which, upon termination of Mr. Kroloff's employment by the Company for any reason other than gross misconduct or cause, the Company is obligated to continue to pay Mr. Kroloff's salary for four months, with such compensation continuing for up to a total of eight months if Mr. Kroloff has not found employment or commenced self-employment prior to the expiration of the first four months.

                  In January 1995, Patricia A. Hennessey entered into an agreement with the Company pursuant to which, upon termination of Ms. Hennessey's employment by the Company, for any reason other than gross misconduct or cause, the Company is obligated to continue to pay Ms. Hennessey's salary for six months, with such compensation continuing for up to a total of eight months if Ms. Hennessey has not found employment or commenced self-employment prior to the expiration of the first six months.

                  Pursuant to the 1985 Plan, all outstanding stock options, including any options held by any of the Company's executive officers and Outside Directors, shall immediately become exercisable in full (i) upon any merger or consolidation of the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than 50% of the combined voting power of the resulting outstanding voting securities in substantially the same proportion as their pre-merger or pre-consolidation ownership; (ii) upon the transfer of all or substantially all of the business and/or assets of the Company, or assets representing over 50% of the Company's operating revenue; or (iii) if any person who is not, on April 21, 1995, a controlling person (as defined in Rule 405 under the Securities Act of 1933, as amended) ("Controlling Person") becomes either (x) the beneficial owner of over 50% of the Company's outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally or
(y) a Controlling Person.

                             PRINCIPAL STOCKHOLDERS

                  The following table sets forth certain information with respect to beneficial ownership of the Company's voting stock as of April 13, 1998, of each of the named executive officers, all directors and executive officers, and all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of more than five percent of the Company's voting stock, except as qualified by the information set forth in the notes to this table:

                                                                 SHARES
                                                              BENEFICIALLY       PERCENTAGE
NAME                                                            OWNED (1)         OWNED (2)
----                                                            ---------         ---------

Hewlett-Packard Company (3) ...........................        2,138,702             13.9%
  3000 Hanover Street
  Palo Alto, CA 94304 .................................
Essex Investment Management Company (4) ...............        1,100,555              7.2%
  125 High Street
  Boston, MA 02110
Montgomery Asset Management, L.P. (5) .................          906,700              5.9%
  101 California Street
  San Francisco, CA 94111 .............................
The Capital Group Companies, Inc., Capital Research and
Management Company and SMALLCAP World Fund, Inc. (6) ..          852,000              5.5%
  333 South Hope Street
  Los Angeles, CA 90071 ...............................
John Whitehead ........................................          795,839              5.2%
J. Robert Buchanan (7) ................................           16,000               *
Curtis J. Crawford (8) ................................           24,500               *
James A. Cyrier (9) ...................................              -0-               *
Richard Hodgson (10) ..................................           40,652               *
Imants R. Lau s (11) ..................................          364,021              2.3%
Roger J. Mason (12) ...................................           15,813               *
William P. Moffitt (13) ...............................          259,301              1.7%
Matthias Plum, Jr. (14) ...............................           22,541               *
Lionel N. Sterling (15) ...............................          116,993               *
Patricia A. Hennessey (16) ............................           45,838               *
Noah J. Kroloff (17) ..................................           59,985               *

Michael Zelin (18).....................................           76,445               *

All current directors and executive officers as
 a group (12 persons) (19).............................        1,042,089              6.8%

------------------
*     Less than one percent.

      (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them.

      (2) The shares of Series B Stock are entitled to one vote per share on all matters on which the Common Stock may vote and, except for certain matters affecting the Series B Stock, do not vote as a separate class. Accordingly, the "Percentage Owned" calculations are based on the outstanding shares of Common Stock and the outstanding shares of Series B Stock, each as of April 13, 1998.

      (3) Represents 2,138,702 shares of Series B Stock which is convertible into Common Stock at the option of HP at any time. The terms of the Series B Stock, including certain voting arrangements pertaining thereto, are described under "Certain Transactions."

      (4) Pursuant to Schedule 13G of Essex Investment Management Company ("EIMC"), dated January 15, 1998, securities reported as being beneficially owned by EIMC include 890,990 shares over which EIMC has sole voting power, 209,565 shares over which EIMC has no voting power and 1,100,555 shares over which EIMC has sole investment power.

      (5) Pursuant to Schedule 13G of Montgomery Asset Management ("MAM"), dated January 30, 1998, securities reported as being beneficially owned by MAM include 622,700 shares over which MAM has sole voting power, 284,000 shares over which MAM has no voting power and 906,700 shares over which MAM has sole investment power.

      (6) Pursuant to Schedule 13G of the Capital Group Companies, Inc. ("Capital"), dated February 10, 1998, securities reported as being beneficially owned by Capital consist of securities beneficially owned by its subsidiaries, which include a bank as defined in
            Section 3(a)(6) of the Securities Exchange Act of 1934 and several investment advisers registered under the Investment Advisers Act of 1940. Capital Research and Management Company ("CRMC"), a wholly owned subsidiary of Capital, beneficially owns 852,000 shares, over which it has sole investment power but no voting power. CRMC serves as an investment adviser to SMALLCAP World Fund, Inc., which has sole voting power over such shares.

      (7) Consists of 16,000 shares which Dr. Buchanan has the right to acquire upon the exercise of options under the 1985 Plan. Does not include 6,000 shares which Dr. Buchanan has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

      (8) Consists of 1,000 shares held by Mr. Crawford and 23,500 shares which Mr. Crawford has the right to acquire upon the exercise of options under the 1985 Plan. Does not include

            19,500 shares which Mr. Crawford has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

      (9) Mr. Cyrier is MPG Worldwide Sales and Marketing Manager of HP and, pursuant to HP policy, he is prohibited from accepting compensation from the Company as an Outside Director.

      (10) Consists of 31,152 shares held by Mr. Hodgson and 9,500 shares which Mr. Hodgson has the right to acquire upon the exercise of options under the 1985 Plan. Does not include 6,000 shares which Mr. Hodgson has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

      (11) Consists of 61,334 shares held by Dr. Lauks, 6,666 shares held by Dr. Lauks' daughter and 296,021 shares which Dr. Lauks has the right to acquire upon the exercise of options under the 1985 Plan. Dr. Lauks disclaims beneficial ownership of the shares held by his daughter. Does not include 64,206 shares which Dr. Lauks has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

      (12) Represents 15,813 shares which Mr. Mason has the right to acquire upon the exercise of options under the 1985 Plan. Does not include 87,252 shares which Mr. Mason has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

      (13) Consists of 4,696 shares held by Mr. Moffitt and 254,605 shares which Mr. Moffitt has the right to acquire upon the exercise of options under the 1985 Plan. Does not include 278,756 shares which Mr. Moffitt has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

      (14) Consists of 1,344 shares held by Mr. Plum, 12,666 shares held by Copley Partners 2, L.P. ("Copley"), of which Mr. Plum is a general partner, 31 shares held by the Matthias Plum, Sr. Testamentary Trust, and 8,500 shares which Mr. Plum has the right to acquire upon the exercise of options under the 1985 Plan. Does not include 6,000 shares which Mr. Plum has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days. When stock options are exercised, Mr. Plum has agreed to transfer the net profit after-tax to Copley. As general partner of Copley, Mr. Plum may be deemed to share voting and investment power for the shares held by Copley. Mr. Plum disclaims beneficial ownership of the shares held by Copley except to the extent of his proportionate pecuniary interest therein. Mr. Plum also disclaims beneficial ownership of the shares held by the Matthias Plum, Sr. Testamentary Trust.

      (15) Consists of 108,493 total shares that Mr. Sterling has the right to acquire on an equal one-third basis from each of John Whitehead, Peter Whitehead and Susan Whitehead, and 8,500 shares which Mr. Sterling has the right to acquire upon the exercise of options under the 1985 Plan. Does not include 6,000 shares which Mr. Sterling has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

      (16) Consists of 1,000 shares held by Ms. Hennessey and 44,838 shares which Ms. Hennessey has the right to acquire upon the exercise of options under the 1985 Plan. Does not include 44,067 shares which Ms. Hennessey has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

      (17) Consists of 59,985 shares which Mr. Kroloff has the right to acquire upon the exercise of options under the 1985 Plan. Does not include 32,495 shares which Mr. Kroloff has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

      (18) Consists of 28,929 shares held by Mr. Zelin and 47,516 shares which Mr. Zelin has the right to acquire upon the exercise of options under the 1985 Plan. Does not include 44,273 shares which Mr. Zelin has the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

      (19) Includes 784,778 shares which such officers and directors have the right to acquire upon the exercise of options under the 1985 Plan. Does not include 594,549 shares which such officers and directors have the right to acquire upon the exercise of options under the 1985 Plan which are not exercisable within 60 days.

                              CERTAIN TRANSACTIONS

                  On June 23, 1995, the Company and HP entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") whereby HP purchased 2,138,702 shares of Series B Stock at a price of $28.50 per share, for a total purchase price of $60,953,007. At the closing of the Stock Purchase Agreement, the Company and HP entered into a Registration Rights Agreement (the "Registration Rights Agreement"), a License Agreement (the "License Agreement") and a Distribution Agreement (the "Distribution Agreement").

                  Under the Stock Purchase Agreement, as long as HP holds at least 10% but less than 20% of the Company's voting stock, the Company must nominate an individual designated by HP who is reasonably acceptable to the Company for election to the Company's Board of Directors, and such individual is currently Mr. Cyrier. If and when HP holds 20% or more of the Company's voting stock, the Company's nomination obligation will extend to two designees of HP. The Stock Purchase Agreement contains certain limitations on the manner in which HP may vote voting stock of the Company held by it.

                  Under the Stock Purchase Agreement, HP may not, without the prior approval of the Company, beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) more than 25% of the Company's outstanding voting securities until the earlier of five years from June 26, 1995 or the occurrence of certain actions or inactions by the Company or certain events affecting the Company. HP has a limited right of first negotiation with respect to certain proposed sales of stock by the Company and other significant transactions (such as a sale of all or substantially all of the Company's assets). In certain circumstances not involving a public sale, the Company has a right of first refusal with respect to sales by HP of Company voting stock. There are certain other restrictions on the manner and timing of proposed dispositions by HP of voting securities of the Company. In certain circumstances, if the issuance of voting stock by the Company to a third party causes HP's ownership percentage of the Company's then outstanding voting stock to be reduced, HP has the right to purchase additional voting stock from the Company on the same terms as offered to such third party, in order to restore HP's ownership percentage to the level of ownership immediately prior to such issuance. The Series B Stock is convertible into shares of Common Stock at the option of HP at any time, and at the option of the Company at any time after the earlier of July 28, 2000 and such time as HP holds less than five percent (5%) of the then outstanding voting securities of the Company. In addition, the Series B Stock must be converted into Common Stock prior to transfer.

                  The Stock Purchase Agreement terminates when HP holds less than one million shares of the Company's voting stock. However, the prohibition on ownership by HP of more than 25% of the Company's voting stock will remain in effect in accordance with its terms.

                  The Series B Stock purchased by HP generally is entitled to receive dividends on an equivalent basis as the Common Stock. Such dividend rights will not be cumulative or accrue unless declared by the Company's Board of Directors. The Series B Stock carries a preference of $28.50 per share in the event of any liquidation, dissolution or winding up of the Company, is entitled to one vote per share on all matters on which the Common Stock may vote and, except for certain matters affecting the Series B Stock, does not vote as a separate class.

                  Under the Registration Rights Agreement and subject to conditions and limitations set forth therein, including "floors" on the number and market value of the shares sought to be registered and limitations on the timing of such registrations, the Company agreed to register with the Securities and Exchange Commission for public sale the shares issuable upon conversion of the Series B Stock. HP's registration rights will survive the termination of the Stock Purchase Agreement.

                  Under the Distribution Agreement, HP is the exclusive distributor of the Company's current products, and certain new products the Company may develop, in Europe, Africa, the Middle East and the former Soviet block countries, for a period of three years. Upon the occurrence of certain events, HP's exclusivity term may be extended or the distributorship may be converted into a non-exclusive arrangement. If HP's distributorship is converted to a non-exclusive arrangement for failure to meet designated milestones, HP will not be entitled to distribute new products introduced by the Company during the period of nonexclusivity. Under the License Agreement, HP has a perpetual, worldwide license under certain of the Company's intellectual property to develop and distribute a blood analyzer (an "Integrated Analyzer") that will be integrated with a patient monitor, ventilator or anesthesia gas machine. HP has no license to lease or sell Integrated Analyzers outside the field of professionally attended human healthcare institutions. The license does not include the right to make, use or sell the Company's cartridges and will be subject to the payment of royalties. The license will be exclusive for three years and may be extended depending on the achievement by HP of designated milestones, but under certain circumstances the license may become non-exclusive. The License Agreement also provides that, during the exclusivity period, HP will have a right of first refusal to license from the Company new intellectual property for Integrated Analyzers on substantially the same terms as the License Agreement. In addition, if after the exclusivity period the Company grants to any third party a license to make and distribute Integrated Analyzers on royalty terms more favorable to the third party than under the License Agreement, then HP's royalty obligations generally will be adjusted to such third party's rates. The License Agreement is scheduled to expire generally at the time of expiration of the Company's last-to-expire patent covering the licensed technology.

                  In August 1997, the Company signed an agreement with HP to supply electromechanical components to HP for use in the HP Integrated Analyzer. This electromechanical mechanism is substantially equivalent to the mechanism used in the Company's portable hand-held analyzer. The initial term is one year and is subject to yearly extensions.

                             STOCKHOLDER INFORMATION

                        ANY PERSON FROM WHOM PROXIES FOR THE MEETING ARE SOLICITED MAY OBTAIN, IF NOT ALREADY RECEIVED, FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, BY WRITTEN REQUEST ADDRESSED TO i-STAT CORPORATION, 303 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY 08540, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-K IS NOT SOLICITING MATERIAL AND IS NOT INCORPORATED IN THIS DOCUMENT BY REFERENCE.


                          FUTURE STOCKHOLDER PROPOSALS

                  The Company must receive at its principal office before December 23, 1998, any proposal which a stockholder wishes to submit for the 1999 Annual Meeting of Stockholders, if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that meeting.

                                                               Esteban A. Ferrer
                                                               Secretary

April 22, 1998

                                   APPENDIX A

                     IDENTITY OF ISSUERS USED IN PEER GROUP

Acuson Corp.                                 Datascope Corp.                         OEC Medical Systems Inc.
American Dental Tech. Inc.                   Diametrics Medical Inc.                 Photoelectron Corp.
Applied Biometrics Inc.                      Dynatronics Corp.                       Physio-Control Holding
Aradigm Corporation                          Echocath Inc. CL. A.                    Physiometrix Inc.
Arrhythmia Research                          EDAP TMS SA ADR                         PLC Systems Inc.
  Technology Inc.                            Elbit Medical Imaging                   Premier Laser Systems CLA.
Arthrocare Corp.                             Elscint Ltd.                            Protocol Systems Inc.
ATL Ultrasound Inc.                          Embryo Development Corp.                Q-Med Inc.
Autonomous Technologies                      EMPI Inc.                               Rehabilicare Inc.
Bio-Logic Systems Corp.                      Endocare Inc.                           Sabatek Corp.
Biocircuits Corp.                            Endosonics Corp.                        Saint Jude Medical Inc.
Biocontrol Technology                        Escalon Medical Corp.                   Seamed Corp.
Biofield Corporation                         Everest Medical Corp.                   Somanetics Corp.
Cambridge Heart Inc.                         Exogen Inc.                             Spacelabs Medical Inc.
Caprius Inc.                                 Fonar Corp.                             Spectranetics Corp.
Cardiac Pathways Corp.                       Healthdyne Info Enterprs.               Spectrascience Inc.
Cardiodynamics Intl. Corp.                   Healthdyne Technologies                 Spectrix Inc.
Cardiogenesis Corporation                    Healthwatch Inc.                        Staodyn Inc.
Cardiothoracic Systems                       Heartstream Inc.                        Surgical Laser Technologies
Cardiovascular Diagnostic                    Henley Healthcare Inc.                  TLC The Laser Center Inc.
Cholestech Corporation                       i-STAT Corporation                      Trimedyne Inc.
Circon Corp.                                 Imatron Inc.                            Urologix Inc.
CNS Inc.                                     Incontrol Inc.                          Uroquest Medical Corp.
Cognex Corp.                                 Instrumentarium Corp.                   Valley Forge Scientific
Colorado Medtech Inc.                        Invivo Corporation                      Vasomedical Inc.
Computer Motion Inc.                         Iridex Corp.                            Vista Medical Tech. Inc.
Conmed Corp.                                 Laser Industries Ltd.                   Visx Inc.
Criticare Systems Inc.                       Laserscope                              Voxel
Cryomedical Sciences Inc.                    Lectec Corp.                            World Heart Corp.
                                             Lukens Medical Corp.                    Zevex International Inc.
                                             Lunar Corp.                             Zoll Medical Corporation
                                             Luther Medical Products
                                             Luxtec Corp.
                                             Marquette Medical Sys. A.
                                             Medical Device Tech Inc.
                                             Medical Graphics Corp.
                                             Medstone International Inc.
                                             Medtronic Inc.
                                             Neopath Inc.

                                  APPENDIX B

                              i-STAT CORPORATION
                            1998 STOCK OPTION PLAN


1.       Purpose.

                  The purpose of this plan (the "Plan") is to secure for i-STAT Corporation (the "Company") and its stockholders the benefits arising from capital stock ownership by employees and members of the Board of Directors of, and consultants and advisors to, the Company and its parent and subsidiary corporations, if any, who are expected to contribute to the Company's future growth and success.

2.       Types of Options and Administration.

                  (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options which are not intended to meet the requirements of Code
Section 422.

                  (b) Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Except as provided in Subsection 2(c) below, the Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock, par value $.15 per share ("Common Stock"), and authorize the Company to issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, to advance the lapse of any waiting or installment periods and exercise dates, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination taken or made under or with respect to the Plan or to any option in good faith. The Board of Directors may, to the full extent permitted by law, delegate any or all of its powers under the Plan to a committee (the "Committee") of two or more directors each of whom is a Non-Employee Director (as hereinafter defined), and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee. For the purposes of the Plan, a director or member of such Committee shall be deemed to be a "Non-Employee Director" only if such person qualifies as a "Non-Employee Director" within the meaning of paragraph
(b)(3) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule).

                  (c) Limitation on Options Granted in Any Twelve Months. No individual may be granted, in any twelve-month period, options under the Plan which are exercisable with respect to more than 200,000 shares of Common Stock.

3.       Eligibility.

                  Options shall be granted only to persons who are, at the time of grant, officers, employees or directors of, or consultants or advisors to, (provided, in the case of Incentive Stock Options, such directors or officers are then also employees of) the Company or of any Parent Corporation or Subsidiary (as defined in Section 19 hereof). A person who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options if the Board of Directors shall so determine.

4.       Stock Subject to Plan.

                  Subject to adjustment as provided in Sections 15 and 16 below, the maximum number of shares of Common Stock of the Company which may be issued and sold pursuant to options granted under the Plan is 2,300,000 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. Stock issuable upon exercise of an option granted under the Plan may be subject to transfer restrictions, repurchase rights or other restrictions as shall be determined by the Board of Directors.

5.       Option Agreements.

                  As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement not inconsistent with the Plan in such form as the Board of Directors shall determine at the time such option is authorized to be granted. Such agreements need not be identical but shall comply with, and be subject to, the terms and conditions set forth herein.

6.       Purchase Price.

                  (a) The purchase price per share of Common Stock deliverable upon the exercise of an option shall be not less than the fair market value of the Common Stock as determined by the Board of Directors on the date such option is authorized to be granted. The "fair market value" of the

Company's Common Stock on any date (the "Value Date") shall mean (i) the closing price of the Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is listed on a stock exchange, the principal stock exchange on which the Common Stock is listed, on the last trading day prior to the Value Date for which a closing price is available, or (ii) if the Board of Directors determines, in the exercise of its business judgment, that such closing price does not properly reflect the fair market value of the Common Stock on the Value Date, then such other price as may then be determined in good faith by the Board of Directors. If the Common Stock is not reported on the National Association of Securities Dealers Automated Quotation System or listed on any stock exchange, then the "fair market value" shall be determined in good faith by the Board of Directors.

                  (b) Payment of the exercise price of an option shall be in cash or, in the sole discretion of the Board of Directors, in capital stock of the Company, by the surrender of other options to purchase capital stock of the Company or by any other lawful means. The Company may, in its sole discretion, make loans to an optionee in an amount equal to all or part of the exercise price of options held by such optionee; provided that the grant of a loan on any occasion to one or more optionees shall not obligate the Company to grant loans on any other occasion or to any other optionee.

7.       Option Term.

                  Each option and all rights thereunder shall expire on such date as the Board of Directors shall determine on the date such option is authorized to be granted, but in no event after the expiration of ten years from the day on which the option is granted (or five years in the case of options described in paragraph (b) of Section 11), and shall be subject to earlier termination as provided in the Plan. Notwithstanding the foregoing, except as provided under or pursuant to the Code with respect to

Incentive Stock Options, if at any time during the last six (6) months of the term of any option granted under the Plan, the holder thereof is precluded from selling shares of Common Stock underlying such option solely by reason of the application to such optionee of the Company's "Policy Regarding Confidential Information" (or similar successor policy), the term of such option shall be deemed automatically extended by a period equal to six (6) months beginning with the first day during which such optionee shall no longer be so precluded.

8.       Exercise of Options.

                  Each option granted under the Plan shall be exercisable either in full or in installments at such time or times during such period as shall be set forth in the agreement evidencing such option; provided, however, that, subject to Section 7, (i) no option granted under the Plan shall have a term in excess of ten years from the date of grant (or five years in the case of options described in paragraph (b) of Section 11) and (ii) the periods of time following the optionee's cessation of employment with the Company or service as an Outside Director of or consultant or advisor to the Company, or the optionee's death or disability, during which an option may be exercised, as provided in paragraphs
(a), (b) and (c) of Section 10, shall not be included for purposes of determining the number of shares of Common Stock with respect to which an option granted under the Plan may be exercised.

9.       Transfer Restrictions.

                  Except as otherwise approved by the Board of Directors, no option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Subject to the preceding sentence, during the life of the recipient, the option shall be exercisable only by or on behalf of such person.

10.      Effect of Termination of Employment.

                  Notwithstanding anything contained in this Plan to the contrary, no option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by one or more of the Company, a Parent Corporation or a Subsidiary, except that if and to the extent the option agreement or instrument so provides:

                  (a) the option may be exercised within the period of three months after the date the optionee ceases to be employed by or to serve as an Outside Director of or consultant or advisor to any of the foregoing entities (or within such lesser period as may be specified in the option agreement or instrument) for any reason other than death or disability;

                  (b) if the optionee dies while in the employ of, or serving as an Outside Director of or consultant or advisor to, the Company, a Parent Corporation or a Subsidiary or within three months after the optionee ceases to be such an employee, director, consultant or advisor, the option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the option agreement or instrument); and

                  (c) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of or while serving as an Outside Director of or consultant or advisor to the Company, a Parent Corporation or a

Subsidiary, the option may be exercised within the period of one year after the date the optionee ceases to be an employee or director of, or consultant or advisor to, any of the foregoing entities because of such disability (or within such lesser period as may be specified in the option agreement or instrument)

; provided, however, that in no event may any option be exercised after the expiration date of the option. For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

11.      Incentive Stock Options.

                  Options granted under the Plan which are intended to be Incentive Stock Options shall be specifically designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

                  (a) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of the grant) of the Common Stock with respect to which Incentive Stock Options granted to any employee under the Plan (and under any other incentive stock option plans of the Company, and any Parent Corporation and Subsidiary) are exercisable for the first time shall not exceed $100,000 in any one calendar year. In the event that Section 422 of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this paragraph (a), the limitation of this paragraph (a) shall be automatically adjusted accordingly.

                  (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                  (ii) The option exercise period shall not exceed five years from the date of grant.

Except as modified by the preceding provisions of this Section 11, all the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

12. Annual Automatic Grants of Options to Outside Directors.

                  (a) Annual Automatic Grants of Options to Outside Directors. Each director of the Company who is not an employee of the Company or of any Parent Corporation or Subsidiary (each, an "Outside Director") shall be granted under the Plan (i) on the date of his or her first election to the Board of Directors of the Company, non-statutory options to purchase up to 20,000 shares of Common Stock and (ii) on the date of each annual meeting of the Company's stockholders at which such Outside Director is re-elected to the Board of Directors, non-statutory options to purchase up to 5,000 shares of Common Stock.

                  (b) Additional Automatic Grants of Options to Outside Director Serving as Chairman of the Board of Directors. An Outside Director first elected as Chairman of the Board of Directors (the "Chairman") shall be granted under the Plan (i) on the date of his or her first election as Chairman, in addition to such Outside Director's grant pursuant to Section 12(a)(i) above, non-statutory options to purchase up to 5,000 shares of Common Stock and (ii) on each date following his or her re-election by the stockholders of the Company as an Outside Director on which he or she is re-elected by the Board of Directors as Chairman, in addition to such Outside Director's grant pursuant to Section 12(a)(ii) above, non-statutory options to purchase up to 2,000 shares of Common Stock.

                  (c) Terms and Conditions of Options. Any option granted to an Outside Director pursuant to this Section 12 shall be exercisable over a three year period with respect to the following percentages of the number of shares originally underlying such option (i) 50% after the first anniversary of the date of grant and (ii) an additional 25% after each of the second and third anniversaries of the date of grant, in each case at a purchase price equal to the fair market value of such Common Stock, as defined in Section 6 above, on the date of grant. Each such option shall expire ten years after the date of grant and shall be subject to earlier termination as provided in the Plan. Notwithstanding the foregoing and subject to the terms of Section 10 hereof, if at any time during the last six (6) months of the term of any option granted pursuant to this Section 12, the holder thereof is precluded from selling shares of Common Stock underlying such option solely by reason of the application to such Outside Director of the Company's "Policy Regarding Confidential Information and Insider Trading" (or any similar successor policy), the term of such option shall be deemed automatically extended by a period equal to six (6) months beginning with the first day during which such Outside Director shall no longer be so precluded.

                  (d) Plan Applicable. Except as set forth in this Section 12, all the provisions of the Plan shall be applicable to options granted to Outside Directors hereunder.

13.      General Restrictions.

                  (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

                  (b) Compliance With Securities Laws. Each option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

14.      Rights as a Stockholder.

                  The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.      Recapitalization.

                  In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares available under the Plan and under any options granted under the Plan. Such adjustment to outstanding options shall be made without change in the total price applicable to the unexercised portion of such options, and a corresponding adjustment in the applicable option price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option.

16.      Reorganization or Change in Control of the Company.

                  (a) Reorganization. In case (i) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, (ii) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation or
(iii) of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (x) make appropriate provision for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company, provided that no additional benefits shall be conferred upon optionees as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to the option immediately before such substitution over the purchase price thereof, or (y) upon written notice to the optionees, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options; provided, however, that paragraph (b) shall govern acceleration of options with respect to the events described in clauses (i), (ii) and (iii) of such paragraph.

                  (b) Change in Control. In case of (i) any consolidation or merger involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the shares of Common Stock immediately before such merger or consolidation; (ii) any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company or assets representing over 50% of the operating revenue of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is not, on April 21, 1995, a "controlling person" (as defined in Rule 405 under the Securities Act of 1933, as amended) (a "Controlling Person") of the Company shall become (x) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of over 50% of the Company's outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a Controlling Person of the Company, all outstanding options, regardless of the date of grant of such options, shall immediately become exercisable with respect to 100% of the Common Stock subject to such options.

17.      No Special Employment Rights.

                  Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any Parent Corporation or Subsidiary) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of employment for purposes of this Plan shall be determined by the Board of Directors.

18.      Other Employee Benefits.

                  The amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

19.      Definition of Subsidiary and Parent Corporation.

                  (a) Subsidiary. The term "Subsidiary" as used in the Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of grants of non-statutory stock options only, the term "Subsidiary" shall also mean any partnerships or limited partnerships for which the Company or any Subsidiary controls 50% or more of the voting power of such partnership or limited partnership, or any corporation in an unbroken chain of Subsidiaries if each of the Subsidiaries other than the last Subsidiary in the unbroken chain either owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or controls 50% or more of the voting power of any such partnership or limited partnership in such chain.

                  (b) Parent Corporation. The term "Parent Corporation" as used in the Plan shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

20.      Amendment of the Plan.

                  The Board of Directors may at any time and from time to time modify, amend or terminate the Plan in any respect, except to the extent stockholder approval is required by law. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

21.      Withholding.

                  The Company's obligation to deliver shares upon the exercise of any option granted under the Plan shall be subject to the optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

22.      Effective Date and Duration of the Plan.

                  (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, any Incentive Stock Options previously granted under the Plan shall terminate and no further Incentive Stock Options shall be granted. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

                  (b) Termination. Unless earlier terminated by the Board of Directors, the Plan shall terminate upon the earlier of (i) the close of business on March 31, 2008 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                                            Adopted on April 1, 1998 by the
                                            Board of Directors.

                               i-STAT CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 1998

                  Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

                  William P. Moffitt, Imants R. Lauks and Roger J. Mason, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of Common Stock or Series B Preferred Stock of i-STAT Corporation held of record by the undersigned on April 9, 1998, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 29, 1998, and at any adjournments, which matters were unknown to the Board of Directors prior to making this solicitation, as if the undersigned were present and voting at the meeting.

                  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL ITEMS.

                          CONTINUED ON THE REVERSE SIDE

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS.

ITEM I.  ELECTION OF DIRECTORS DULY NOMINATED AND LISTED BELOW:

For All Nominees            TO WITHHOLD AUTHORITY                    Exception *
     [ ]            to vote for all nominees listed below                [ ]
                                     [ ]

         Nominees:  J. Robert Buchanan, Curtis J. Crawford, James A. Cyrier,
                    Richard Hodgson, Imants R. Lauks, William P. Moffitt and Lionel N. Sterling

         *INSTRUCTION: To withhold authority to vote for any nominee(s) write that nominees's name on the space provided below and check Exception box.
         _______________________________________________________________________

ITEM II. APPROVE THE 1998 STOCK OPTION PLAN: Approve the 1998 Stock Option Plan as fully described in Proposal II of the Proxy Statement.

         FOR [ ]                   AGAINST [ ]                   ABSTAIN [ ]

ITEM III. RATIFICATION OF ACCOUNTANTS: Ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1998.

         FOR [ ]                   AGAINST [ ]                   ABSTAIN [ ]

                                    If you have noted an address change or
                                    comments on either side of this card, mark here:

                                    ____________________________________________
                                    ____________________________________________

                                    (NOTE: Signature should agree with the name stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign. For an account in the name of two or more persons, each should sign or if one signs, he or she should attach evidence of authority.)

                                    DATED _______________________________, 1998

                                    ____________________________________________
                                                   Signature

                                    ____________________________________________
                                             Signature if held jointly

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [ ]